Securities and Exchange Commission
Washington, D.C.

 Form 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Elkhorn ETF Trust
(Exact name of registrant as specified in its charter)
Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
207 Reber Street, Suite 201 Wheaton, IL	60187
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $.01 par value per share, of

 Elkhorn S&P MidCap Consumer Discretionary Portfolio, Elkhorn S&P MidCap Consumer Staples Portfolio, Elkhorn S&P MidCap Energy Portfolio, Elkhorn S&P MidCap Financials Portfolio, Elkhorn S&P MidCap Health Care Portfolio, Elkhorn S&P MidCap Industrials Portfolio, Elkhorn S&P MidCap Information Technology Portfolio, Elkhorn S&P MidCap Materials Portfolio and Elkhorn S&P MidCap Utilities Portfolio

BATS Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-201473

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement
Item 1.   Description of Registrant’s Securities to be Registered
The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the “Shares”), of the Elkhorn S&P MidCap Consumer Discretionary Portfolio, Elkhorn S&P MidCap Consumer Staples Portfolio, Elkhorn S&P MidCap Energy Portfolio, Elkhorn S&P MidCap Financials Portfolio, Elkhorn S&P MidCap Health Care Portfolio, Elkhorn S&P MidCap Industrials Portfolio, Elkhorn S&P MidCap Information Technology Portfolio, Elkhorn S&P MidCap Materials Portfolio and Elkhorn S&P MidCap Utilities Portfolio (each, a “Fund,” and collectively, the “Funds”), each a series of the Elkhorn ETF Trust (the “Registrant”).  An application for listing of the Shares of the Fund has been filed with and approved by BATS Exchange, Inc.  A description of the Shares is contained in each Fund’s preliminary prospectus, which is a part of the Registration Statement on Form N‑1A (Registration Nos. 333-201473 and 811-22926), filed with the Securities and Exchange Commission on March 4, 2016.  Such description is incorporated by reference herein.
Item 2.    Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8‑A, no exhibits are filed herewith or incorporated by reference.

Signature
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Elkhorn ETF Trust
By: /s/ Benjamin T. Fulton
        Benjamin T. Fulton,
        Chief Executive Officer and President
June 9, 2016

Exhibit 1

Fund	I.R.S. Employer Identification No.
Elkhorn S&P MidCap Consumer Discretionary Portfolio	81-2639011
Elkhorn S&P MidCap Consumer Staples Portfolio	81-2649566
Elkhorn S&P MidCap Energy Portfolio	81-2666537
Elkhorn S&P MidCap Financials Portfolio	81-2684758
Elkhorn S&P MidCap Health Care Portfolio	81-2700940
Elkhorn S&P MidCap Industrials Portfolio	81-2718175
Elkhorn S&P MidCap Information Technology Portfolio	81-2734510
Elkhorn S&P MidCap Materials Portfolio	81-2756806
Elkhorn S&P MidCap Utilities Portfolio	81-2769696